DEBT CONVERSTION AND GENERAL RELEASE AGREEMENT

THIS AGREEMENT is made and entered into this 27th day of March, 2014, by and between VHGI Holdings, Inc, (the “Company”) and ______________ (the “Note Holder”).

WHEREAS, the Note Holder is the holder of _______ dollars in principal debt (“Principal Debt”) of the Company. (please attach note)

WHEREAS, the Note Holder desires to immediately and upon execution of this Agreement convert such Principle Debt into common stock of VHGI Holdings, Inc. based on a price per share of One Cent ($0.01) and cancel any outstanding interest, penalties or any other monetary or legal obligation associated with such Principal Debt (“Debt Conversion”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the Transfer, it is hereby agreed as follows:

1. Debt Conversion: Subject to the terms and conditions hereinafter set forth, at the date of this Agreement, (A) the Note Holder currently has verified (note attached) Principal Debt totaling _____________ (______________) and agrees to convert such Principal Debt into Common Stock of the Company at a price per share of One Cent ($0.01) for a total of _________________ common shares of the Company.  Simultaneous to such conversation, the Note Holder also agrees to cancel all associated documentation with such Principal Debt, including Interest, liens, security, penalties or any other monetary, legal or security feature of such Principal Debt.

2. Closing. The closing of the transactions contemplated by this Agreement ("Closing") shall be the date of the execution of this Agreement although, no later than April 4, 2014 4:00 PM EST at which time this offer will be cancelled and considered null and void if not signed prior to and delivered by, email (rick@lilygroup.com), or US mail with mail date stamped by April 3, 2014 delivered to: VHGI Holdings, Inc. attn. Rick Risinger 2017 S. Co. Rd. 50 W., Sullivan, Indiana 47882.

3. Closing Deliveries. In addition to and without limiting any other provisions of this Agreement, (A) the Company agrees to deliver, or make every attempt to cause to be delivered as soon as legally possible, to the Note Holder, a certificate(s) representing ________________ shares of Common Stock of the Corporation, and (B) the Note Holder agrees this document to be a full and complete release of the Principal Debt and any other associated obligation associated with such Principal Debt as paragraph 5 herein.

4. Representations and Warranties of the Note Holder and the Company.  Each party hereby represents and warrants that there has been no act or omission by such party which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby. There is herein additionally a potential for other creditors of company to make claim against company. Even though, the company has been audited the company makes no claim this is the final and total liability of the company and if, there are other creditors making claim this offer could be jeopardized by effect and cause of any such claim in the future. This is only an attempt to secure a balance sheet for company as to have further opportunity to succeed for future acquisitions that may or may not have been identified, negotiated or addressed.

5. General Release and Waiver

a. In exchange for the consideration provided for in Paragraph 1 and other valuable consideration, the Note Holder, for itself and for its successor and assigns (referred to collectively as “Releasors”), forever releases and discharges the Company and any and all of the Corporation’s past and/or present affiliates, officers, directors, members, agents, employees, employee benefit plans and their fiduciaries and administrators, and all of its successors and assigns (referred to collectively as the “Releasees”), of and from all causes of action, suits, debts, dues, liabilities, obligations, costs, expenses, liens, damages, judgments, claims and demands of any kind whatsoever, at law or in equity, known or unknown, which Releasors ever had, now have or may have against the Releasees  arising out of, by reason of, or relating in any way whatsoever to any matter, cause or thing from any time up to the Effective Date of this Agreement (each a “Claim”), including without limitation, any Claim arising out of the Principal Debt agreements or any associated agreements or claims thereof.

b. By virtue of the foregoing, the Company agrees, that it has waived any damages and other relief available to the Releasors (including, without limitation, monetary damages, equitable relief and reinstatement) with respect to any Claim.  Therefore, the Transferee agrees and covenants, for itself and each of the other Releasors, not to file any suit, charge or complaint against Releasees in any court or administrative agency, with regard to any Claim.

6. General Provisions

a. Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b. Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

c. Other payables. Please note trade payables could also cause this proposed offer to be invalid. In the event the trade payables do not help facilitate the needs of this offer to be satisfied then this offer shall cancel on the date in paragraph 2 above.

d. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

e. Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Indiana.  The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the State of Indiana.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

f. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission or transmission via electronic mail (to rick@lilygroup.com) of a PDF version of this signed Agreement shall be legal and binding on all parties hereto.

g. Subject to:  This offer is only available and subject to the completion and fully execution of the 14C public filing and approval of an increase in the authorized shares of Company. It is also subject to ALL verified note holders identified herein attached accepting this offer. Without complete cooperation of all verified not holders, this action will cancel and no longer be available by the current administration. This offer is also subject to the ability to transfer the shares after the completion of the final 14C filing.

h. Disclaimer. We are not attempting to provide legal advice regarding any SEC or other Governmental agencies. Each Party shall be mindful of its obligations to secure knowledge of the absolute legal guidelines. The Company is also not providing any legal or tax advice to any Party of this agreement and each member shall consult their own respective representatives. Each Party may view the complete list of regulations and exemptions at www.SEC.gov.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto on the date first above written.

Company VHGI Holdings, Inc. _____________________________ Name: Rick Risinger Title: Chief Executive Officer Date: _______________________	Note Holder ___________________________ _____________________________ Name: _______________________ Title: _______________________ Date: _______________________